Exhibit 10.4

AMENDMENT NO. 3 TO PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and shareholders of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), have previously adopted the 2004 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Board of Directors and shareholders of the Company have previously adopted Amendment No. 1 and Amendment No. 2 to the Plan; and

WHEREAS, pursuant to Section 13.1 of the Plan, the Company's Board of Directors has retained the right to amend the Plan; and

WHEREAS, the Company's Board of Directors now desires to amend the Plan;

NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

1. Section 4.2 of the Plan is deleted in its entirety and replaced with the following:

“4.2 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award."

2. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.

3. This Amendment No. 3 to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan is effective this 19th day of September, 2006.

PINNACLE FINANCIAL PARTNERS, INC.

By:  /s/ Hugh M. Queener
Name: Hugh M. Queener
Title: Secretary to the Board